上海森涛电子科技有限公司
Shanghai Forest Electronics Technology Co., Ltd

Product Supply and Sales Contract

Party A : China Jinshilin Techno Co., Ltd
Party B : Shanghai Forest Electronics Technology Co., Ltd

The two Parties reach the following contract through consultation in the principles of mutual interests and common development and according to " Economic Contract Law of the People's Republic of China " and both promise to abide by the contract .

1. Party B plans to order in batches the following products from February to July in 2007: (see Purchase Order)

2. Product Quality Guarantee

Party A promises to supply products in line with quality requirements of product manual , take the responsibility of any quality problems occurring during the validity period and exchange or recall products according to concrete situation .

3. Delivery and Cost

Party A affords the cargo fee of delivering the products to Party B's city by express train . Party B shall afford the balance if it wants the products to be delivered in other ways. In case the products are lost or partly missing due to the fault of transportation department while Party B doesn't pay insurance , Party B shall shoulder the loss and Party shall not take any compensation responsibility.

4. Payment and Term

1). Way of Payment by Party B

A. Bank (translation , check , telegraphic transfer) ; B. cash or other ways

2). Way of Product Payment by Party B

A. Pre-payment in full amount

B. Pre-payment of 30% total amount of each order ;After Party B checks the delivered products , it shall issue a banker's acceptance bill of the rest amount and pay 30% ; the last 40% shall be paid after a month.

3). The money shall be wired to the company directly . No one from Party A shall carry or borrow the money . Party B is regarded as not paying the money in case Party A doesn't receive the money due to Party B's permission of anyone from Party A to carry or borrow the money .

4). Party A has the right to stop products delivery if Party B fails to pay on time and ask for 1‰ interest each day.

5. Product Preservation

Party B shall preserve the products according to manual . If there occurs any product breakdown due to its improper way of preservation , Party B shall afford the repair and exchange fee .

6. Breach Responsibility

Both Parties shall abide by the duties and provisions of the Contract . If any Party suffers great loss due to breach of the other Party , the breaching side should take the responsibility and pay

中国上海中山北路 3856 弄 2 号中环大厦 920 室 邮编：200063
Tel: (8621)52682248 Fax: (8621)52682317

compensation of 5% of the total Contract amount.

7. Delivery date and unit price shall be identified in each order and kept as affix of the Contract.

Purchase Order

No	Name	Version	Measurement	Quantity	Per Price	Total Price
1	**Jinshilin IPTV STB**	TJ STB 04	Unit	5,000	750	3750000
2	**Jinshilin IPTV STB**	TJ-STB-04	Unit	8,000	750	6000000
3	**Jinshilin IPTV STB**	TJ-STB-04	Unit	12,000	750	9000000
4	**Jinshilin IPTV STB**	TJ-STB-04	Unit	20,000	700	14000000
5	**Jinshilin IPTV STB**	TJ-STB-04	Unit	25,000	700	17500000
6	**Jinshilin IPTV STB**	TJ-STB-04	Unit	30,000	700	21000000
	Total		Unit	100,000		71250000

Way: Bank (translation , bill of exchange , telegraphic transfer)

Supplier : China Jinshilin Techno Co., Ltd   Buyer : Shanghai Forest Electronics Technology Co., Ltd

Address : A401, Hi-tech Building, 900 Yishan Road Shanghai   Address: Rm. 920, Zhong-Huan Plaza No. 2, Lane 3856, North Zhong-Shan Road Shanghai

Code : 200233	Code : 200063
Tel : 8621-54234000	Tel : 8621-52682248
Fax: 8621-54234510	Fax: 8621-52682317
Bank Account :	Order Date : Dec.18th 2006
Law Person :	Law Person :
Representative :	Representative :
Bank :	Bank :
Account :	Account :
Party A(stamp)	Party B (stamp)
Year Month Day	Year Month Day